Investor Presentation – Fourth Quarter 2021 March 2022 Financial Information for the three and twelve months ended December 31, 2021 EXHIBIT 99.2

1 Disclaimers LIMITATIONS ON THE USE OF INFORMATION This presentation has been prepared by Tiptree Inc. and its consolidated subsidiaries (“Tiptree", "the Company" or "we”) solely for informational purposes, and not for the purpose of updating any information or forecast with respect to Tiptree, its subsidiaries or any of its affiliates or any other purpose. Tiptree reports a non-controlling interest in certain operating subsidiaries that are not wholly owned. Unless otherwise noted, all information is of Tiptree on a consolidated basis before non-controlling interest. Neither Tiptree nor any of its affiliates makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein and no such party shall have any liability for such information. These materials and any related oral statements are not all-inclusive and shall not be construed as legal, tax, investment or any other advice. You should consult your own counsel, accountant or business advisors. Performance information is historical and is not indicative of, nor does it guarantee future results. There can be no assurance that similar performance may be experienced in the future. SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS This document contains "forward-looking statements" which involve risks, uncertainties and contingencies, many of which are beyond Tiptree's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained herein that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "estimate," "expect,“ “intend,” “may,” “might,” "plan," “project,” “should,” "target,“ “will,” "view," “confident,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about Tiptree's plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in Tiptree’s Annual Report on Form 10-K, and as described in the Tiptree’s other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward- looking statements. MARKET AND INDUSTRY DATA Certain market data and industry data used in this presentation were obtained from reports of governmental agencies and industry publications and surveys. We believe the data from third-party sources to be reliable based upon our management’s knowledge of the industry, but have not independently verified such data and as such, make no guarantees as to its accuracy, completeness or timeliness. NOT AN OFFER OR A SOLICIATION This document does not constitute an offer or invitation for the sale or purchase of securities or to engage in any other transaction with Tiptree, its subsidiaries or its affiliates. The information in this document is not targeted at the residents of any particular country or jurisdiction and is not intended for distribution to, or use by, any person in any jurisdiction or country where such distribution or use would be contrary to local law or regulation. NON-GAAP MEASURES In this document, we sometimes use financial measures derived from consolidated financial data but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Certain of these data are considered “non-GAAP financial measures” under the SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Management's reasons for using these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures are posted in the Appendix.

2 2021 Highlights Revenue $1,200.5 million 48.2% vs. prior year Adjusted Net Income2 $63.9 million 24.2% vs. prior year Book Value per share2,3 $11.22 4.4% vs. 12/31/20 Net income1 $38.1 million vs. prior year net loss of $29.2 million Overall  Adjusted net income2 of $63.9 million, with a 16.5% adj ROAE2, driven by improvement in insurance and shipping operations.  On October 12, 2021, announced a $200 million investment in Fortegra from Warburg Pincus, which is expected to close in Q2’22 and will result in an approximate 24% ownership of Fortegra on an as converted basis. Insurance  $2.2 billion of gross written premiums and premium equivalents (GWPPE)4, 32% increase from PY driven growth in admitted and E&S insurance lines and fee-based service contract offerings  Combined ratio of 90.6% improved from 91.5% in PY driven by the continued scalability of Fortegra’s technology and shared service platform, which improved the expense ratio, while the underwriting ratio remained stable.  Adjusted net income of $66.8 million, up 54% from PY driven by revenue growth and improved combined ratio.  Adjusted ROAE of 22.2%. Tiptree Capital  Mortgage Adjusted net income of $17.4 million and Adjusted ROAE of 28.8%  Shipping Adjusted net income improved to $10.7 million from $2.3 million in PY due to cyclical high in dry-bulk rates ($ in millions, except per share information) 1 Net income (loss) attributable to common stockholders. 2 For a reconciliation of Non-GAAP metrics Adjusted net income, adjusted return on average equity and book value per share to GAAP financials, see the Appendix. 3 Year-over-year total return defined as cumulative dividends paid of $0.16 per share plus book value per share as of December 31, 2021. 4 Gross written premium and premium equivalents are the base used to calculate the service fee income for non-insurance products. This base includes the amount charged to end consumers for a warranty or a car club membership.

Financial Results

TiptreeInc.

($ in millions, except per share information)

	Q4'20	Q4'21	2020	2021
Total Revenues	$257.4	$319.5	$810.3	$1,200.5
Net income (loss)	$14.3	$(0.4)	$(29.2)	$38.1
Diluted EPS	$0.40	$(0.01)	$(0.86)	$1.09
Adjusted net income[1]	$16.2	$16.9	$51.4	$63.9
Adjusted ROAE[1]	17.6%	16.8%	13.1%	16.5%
Total shares outstanding			32.7	34.1
Book Value per share[1]			$10.90	$11.22

Adjusted Net Income by business



$10.5
$3.7
$1.6
$10.6
$(5.4)
$16.2
$0.9
$9.1
$13.6
$(7.4)
$16.9
$2.6
$1.9
$20.4
$(8.1)
Q4'19
Q4'20
Q4'21
$27.6
$14.1
$3.9
$32.8
$(23.2)
$51.4
$4.5
$28.6
$43.4
$(25.1)
$63.9
$10.8
$17.4
$66.8
$(31.1)
2019
2020
2021
Tiptree Capital - Other
Mortgage
Fortegra
Corporate

Key Highlights – Q4'21

Revenues up 31%, excluding the impact of investment gains/losses

- Continued growth in Fortegra's earned premiums, service and administration fees and investment income
- Cyclical high in dry-bulk charter rates
- Mortgage origination volumes down 9% with gain on sale margins down 170bps; partially offset by increased servicing fees & positive MSR marks

Adj net income of $16.9mm, increased by 4% versus prior year;
Net income decreased by $14.7mm to $(0.4)mm

- Improved combined ratio at Fortegra driven by operating efficiencies
- Offset by increased performance-based incentive compensation expense and related tax impacts

BVPS of $11.22 increased by 4.4% over prior year driven by net income

- Decrease of $0.15 from Q3'21 driven by unrealized losses on available for sale securities (impacting AOCI)

1 For a reconciliation of Non-GAAP metrics Adjusted net income, adjusted return on average equity and book value per share to GAAP financials, see the Appendix.

3

Tiptree Snapshot 4 ($ in millions) Adjusted Net Income1 1) See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income. 2) Estimated Based on Warburg Pincus valuation multiple of 13.5x Adj. Net Income, multiplied LTM Adjusted Net Income of $66.8 million, multiplied by Tiptree’s 79.5% ownership pro-forma as of closing date. 3) Pro-forma Q4’21 Tiptree holdco book equity of $(87) million plus $140 million of transaction proceeds that will be used to extinguish $110 million of Fortress debt, assumed from Tiptree, and $30 million to repay notes to Tiptree, used for general corporate purposes. Adj ROAE% 13.1% 16.5% Tiptree Sum of the Parts $51.4 $63.9 2020 2021 $717 million2 (Transaction multiple) $177 million (Book value ex. NCI) Holding Company $53 million3 (Book value) $947 million $19.57 Value/TIPT diluted share Pro-forma SOTP Value $4.83 $1.45 $25.85

Specialty Insurance Performance Highlights Q4’21

Fortega – Financial Performance Highlights

TiptreeInc.

($ in millions)

Summary Financials

	Q4'20	Q4'21	2020	2021
Premiums & equivalents[2]	$490.9	$575.9	$1,666.9	$2,194.0
Revenue	$208.8	$262.6	$691.1	$984.1
Pre-tax income (loss)	$26.5	$20.3	$26.9	$69.9
Adjusted net income[1]	$13.6	$20.4	$43.4	$66.8
Adjusted ROAE[1]	18.6%	27.2%	15.2%	22.2%
Combined ratio	90.0%	89.4%	91.5%	90.6%
Unearned premiums & Deferred revenue			$1,259.7	$1,658.8

Insurance products

Underwriting and Fee Revenues[1]



$261
$192
Europe Warranty Solutions
U.S. Warranty Solutions
U.S. Insurance
7
47
138
12
62
186
Q4'20
Q4'21

Underwriting and Fee Margin[1]



$67
$50
Europe Warranty Solutions
U.S. Warranty Solutions
U.S Insurance
2
18
30
3
25
39
Q4'20
Q421

Combined Ratio



90.0%
89.4%
16.1%
15.1%
Expense Ratio
73.9%
74.3%
Underwriting Ratio
Q4'20
Q4'21

Q4'21 Highlights & Outlook

1. Continued growth supported by specialty insurance program expansion and onboarding new agents, with a focus on stable, improved profitability
   - Growth in unearned premiums and deferred revenue to $1.7Bn, a 32% increase year-over-year
   - Underwriting and fee revenues increased to $261mm, up 36%
   - Continued investment in strategic growth initiatives
     - ✓ Specialty admitted & E&S lines
     - ✓ Capital-light warranty solutions
     - ✓ European expansion
2. Produced stable, growing results from underwriting and fees
   - Underwriting margin of $67mm, up 34%, driven by growth in all business lines
   - Combined ratio improved to 89.4%
3. Capital and liquidity remain strong and continue to support growth objectives

1 See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income, Adjusted return on average equity, underwriting and fee revenues and underwriting and fee margin.
2 Gross written premiums and premium equivalents are the base used to calculate the service fee income for non-insurance products. This base includes the amount charged to end consumers for a warranty or a car club membership.

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Robust growth trajectory while maintaining underwriting profitability 76.5% 74.6% 74.7% 15.9% 16.9% 15.9% 92.4% 91.5% 90.6% 2019 2020 2021 $32.8 $43.4 $66.8 2019 2020 2021 7 ($ in millions) Gross Written Premiums & Equivalents Underwriting & Fee Revenues and Margin1 Adjusted Net Income1 966 1,064 1,438 297 550 652 34 53 104 $1,297 $1,667 $2,194 2019 2020 2021 Combined Ratio Adj. ROAE%1 Adj. Net Income U/W Ratio Expense Ratio U.S. Insurance U.S. Warranty Solutions Europe Warranty Solutions 1 See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income, Adjusted return on average equity, underwriting and fee revenues and underwriting and fee margin. 12% 15% 526 508 690 87 163 231 7 23 47 $620 $693 $968 2019 2020 2021 105 107 141 37 62 90 3 7 13 $146 $176 $245 2019 2020 2021 U/W & Fee Revenues U/W & Fee Margin 22%

Insurance Investment Portfolio Cash & Equivalents 15% Government & Agency 39% Corporate Bonds 16% Fixed Income ETFs 6% Muni & ABS 8% Equities 6% Other Alternatives 10% Cash & Equivalents 18% Government & Agency 46% AAA 2% AA 9% A 17% BBB 1% Fixed Income ETFs 7% $767mm 8 2021 Investment Mix Liquid and Highly-Rated Fixed Income Portfolio ($ in millions) 589 767 124 144 $713 $910 2020 2021 Other investments Fixed Income & Cash Return Metrics $910mm ◼ ~2.6 year duration ◼ $608mm Blackrock managed ◼ AA+ rating ◼ 1.3% book yield 2020 2021 Net investment income – P&L $9.9) $17.9) Net realized and unrealized gains (losses) – P&L $(11.9) $(2.0) Unrealized gains (losses) on AFS Securities – OCI $5.1) $(10.8)

Performance Highlights Q4’21

Tiptree Capital – Financial Performance Highlights

TiptreeInc.

($ in millions)

Equity Capital Allocation



$166.0
3.7
26.0
60.5
75.8
2020
$182.3
11.0
29.1
60.4
81.8
2021
Other
Seniors Housing (Invesque/Care)[2]
Mortgage
Maritime transportation

Financial drivers

	Pre-tax income		Adjusted Net Income[1]	
	2020	2021	2020	2021
Mortgage	$31.1	$28.4	$28.6	$17.4
Senior living (Invesque)[2]	(65.1)	3.1	2.0	-
Maritime transportation	1.5	11.6	2.3	10.7
Other	2.4	2.5	0.2	-
Total	$(30.1)	$45.6	$33.1	$28.2

2021 Highlights

Mortgage:

- Mortgage origination volumes of $1,608mm, down 3% from 2020
- Pre-tax income below PY from decline in margins partially offset by higher servicing fees & positive FV adjustments on MSR asset
- MSR asset of $30mm, including positive MTM of $5.8mm in 2021

Maritime transportation:

- Cyclical highs in dry-bulk charter rates driven by vessel supply and demand imbalance
- Partially offset by softness in tanker rates

Senior living (Invesque – IVQ.U):

- Observing positive trends in senior living, skilled nursing and medical office sectors
- 2021 unrealized gains of $3.1mm, compared to losses of $67.7mm in 2020

1 See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income.
2 17.0m of Invesque common shares, 2.9m shares held in the insurance company investment portfolio. On balance sheet at fair value - $34.8 million, $28.8 million in Tiptree Capital as of December 31, 2021.

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$51.4 $63.9 2020 2021 11 Continued growth and underwriting performance at Fortegra Improvement in long-term, net investment income Focused on long-term shareholder value creation Summary & Outlook ($ in millions, except per share information) Adjusted Net Income1 ✓ Diversification of our underlying operations supported strong results ― Fortegra continues to deliver record top-line and return on equity ― Strong performance from mortgage & shipping operations ✓ $200 million investment in Fortegra from Warburg Pincus expected to close in Q2’22 1 See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income and Adjusted return on average equity. 1 2 3 2021 Highlights Looking Ahead 13.1% 16.5% Adjusted ROAE1

Appendix Non-GAAP Reconciliations • Insurance underwriting and fee revenue • Insurance underwriting and fee margin • Book Value per share • Adjusted net income

2021 Capital Allocation & Annual Performance Comparison 131 Represents total stockholders’ equity. Total stockholders’ equity net of other non-controlling interests was $383.0 million as of December 31, 2021. 2 See the appendix for a reconciliation of Non-GAAP metrics including Adjusted net income and adjusted return on average equity. Adjusted net income of $63.9mm, up 24.2% from 2020 • Adjusted return on average equity of 16.5%1 Insurance: • 22.2% Adjusted return on average equity • Growth in insurance underwriting and fee revenues • Combined ratio improvement Tiptree Capital: • 16.2% Adjusted return on average equity • Positive operating contributions from shipping investments • Strong returns in mortgage business while margins and volumes normalize 2021 Highlights Stockholders’ Equity1 Adjusted Net Income2 Business Lines 2021 2020 2021 Insurance $303.9 $43.4 $66.8 - Underwriting & fees $34.9 $58.1 - Investments $8.5 $8.7 Tiptree Capital $182.3 $33.1 $28.2 Corporate $(86.0) $(25.1) $(31.1) Total Tiptree $400.2 $51.4 $63.9 ($ in millions) Operating Performance

Non-GAAP Reconciliations 14 Adjusted Net Income We define adjusted net income as income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, including merger and acquisition related expenses, stock-based compensation, net realized and unrealized gains (losses) and intangibles amortization associated with purchase accounting. We use adjusted net income as an internal operating performance measure in the management of business as part of our capital allocation process. We believe adjusted net income provides useful supplemental information to investors as it is frequently used by the financial community to analyze financial performance between periods and for comparison among companies. Adjusted net income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define adjusted net income differently. We present adjustments for amortization associated with acquired intangible assets. The intangible assets were recorded as part of purchase accounting in connection with Tiptree’s acquisition of FFC in 2014, Defend in 2019, and Smart AutoCare and Sky Auto in 2020. The intangible assets acquired contribute to overall revenue generation, and the respective purchase accounting adjustments will continue to occur in future periods until such intangible assets are fully amortized in accordance with the respective amortization periods required by GAAP. We define adjusted return on average equity as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholder’s equity during the period. We use adjusted return on average equity as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted return on average equity should not be viewed as a substitute for return on average equity calculated in accordance with GAAP, and other companies may define adjusted return on average equity differently. Book value per share Management believes the use of book value per share provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis. Insurance – Underwriting and Fee Revenues We generally manage our exposure to the underwriting risk we assume using both reinsurance (e.g., quota share and excess of loss) and retrospective commission agreements with our partners (e.g., commissions paid are adjusted based on the actual underlying losses incurred), which mitigate our risk. Period-over-period comparisons of revenues and expenses are often impacted by the PORCs and distribution partners’ choice as to whether to retain risk, specifically service and administration fees and ceding commissions, both components of revenue, and policy and contract benefits and commissions paid to our partners and reinsurers. Generally, when losses are incurred, the risk which is retained by our partners and reinsurers is reflected in a reduction in commissions paid. In order to better explain to investors the underwriting performance of the Company’s programs and the respective retentions between the Company and its agents and reinsurance partners, we use the non-GAAP metrics underwriting and fee revenues and underwriting and fee margin. We define underwriting and fee revenues as total revenues from our Insurance segment excluding net investment income, net realized and unrealized gains (losses). Underwriting and fee revenues represents revenues generated by our underwriting and fee-based operations and allows us to evaluate our underwriting performance without regard to investment income. We use this metric as we believe it gives our management and other users of our financial information useful insight into our underlying business performance. Underwriting and fee revenues should not be viewed as a substitute for total revenues calculated in accordance with GAAP, and other companies may define underwriting and fee revenues differently. Insurance - Underwriting and Fee Margin We define underwriting and fee margin as income before taxes from our Insurance segment, excluding net investment income, net realized and unrealized gains (losses), employee compensation and benefits, other expenses, interest expense and depreciation and amortization. Underwriting and fee margin represents the underwriting performance of our underwriting and fee-based programs. As such, underwriting and fee margin excludes general administrative expenses, interest expense, depreciation and amortization and other corporate expenses as those expenses support the vertically integrated business model and not any individual component of our business mix. We use this metric as we believe it gives our management and other users of our financial information useful insight into the specific performance of our underlying underwriting and fee program. Underwriting and fee income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define underwriting and fee margin differently.

Non-GAAP Reconciliations – Underwriting & Fee Revenues & Margin

TiptreeInc.

($ in thousands)

	For the Year Ended December 31,		
	2021	2020	2019
Total revenues	$ 984,130	$ 691,061	$ 635,085
Less: Net investment income	(17,896)	(9,916)	(8,667)
Less: Net realized and unrealized gains (losses)	2,006	11,944	(6,896)
Underwriting and fee revenues	$ 968,240	$ 693,089	$ 619,522

	For the Year Ended December 31,		
	2021	2020	2019
Income (loss) before income taxes	$ 69,857	$ 26,948	$ 37,030
Less: Net investment income	(17,896)	(9,916)	(8,667)
Less: Net realized and unrealized gains (losses)	2,006	11,944	(6,896)
Plus: Depreciation and amortization	17,223	10,835	9,105
Plus: Interest expense	17,576	15,487	14,766
Plus: Employee compensation and benefits	76,552	65,089	49,789
Plus: Other expenses	79,227	55,594	50,657
Underwriting and fee margin	$ 244,545	$ 175,981	$ 145,784

	As of December 31,		
	2021	2020	2019
Total stockholders' equity	$ 400,181	$ 373,538	$ 411,415
Less: Non-controlling interests	17,227	17,394	13,353
Total stockholders' equity, net of non-controlling interests	$ 382,954	$ 356,144	$ 398,062
Total common shares outstanding	34,124	32,682	34,563
Book value per share	$ 11.22	$ 10.90	$ 11.52

We define underwriting and fee revenues as total revenues from our Insurance segment excluding net investment income, net realized and unrealized gains (losses). Underwriting and fee revenues represents revenues generated by our underwriting and fee-based operations and allows us to evaluate our underwriting performance without regard to investment income. We use this metric as we believe it gives our management and other users of our financial information useful insight into our underlying business performance. Underwriting and fee revenues should not be viewed as a substitute for total revenues calculated in accordance with GAAP, and other companies may define underwriting and fee revenues differently.

We define underwriting and fee margin as income before taxes from our Insurance segment, excluding net investment income, net realized and unrealized gains (losses), employee compensation and benefits, other expenses, interest expense and depreciation and amortization. Underwriting and fee margin represents the underwriting performance of our underwriting and fee-based programs. As such, underwriting and fee margin excludes general administrative expenses, interest expense, depreciation and amortization and other corporate expenses as those expenses support the vertically integrated business model and not any individual component of our business mix. We use this metric as we believe it gives our management and other users of our financial information useful insight into the specific performance of our underlying underwriting and fee program. Underwriting and fee income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define underwriting and fee margin differently.

Management uses Book value per share, which is a non-GAAP financial measure. Management believes the use of this financial measure provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis. Tiptree's book value per share was $11.22 as of December 31, 2021 compared with $10.90 as of December 31, 2020. Total stockholders' equity, net of other non-controlling interests for the Company was $383.0 million as of December 31, 2021, which comprised total stockholders' equity of $400.2 million adjusted for $17.2 million attributable to non-controlling interest at certain operating subsidiaries that are not wholly owned by the Company, such as Luxury and management interests in subsidiaries. Total stockholders' equity, net of other non-controlling interests for the Company was $356.1 million as of December 31, 2020, which comprised total stockholders' equity of $373.5 million adjusted for $17.4 million attributable to non-controlling interest at subsidiaries that are not wholly owned by the Company.

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Non-GAAP Reconciliations – Adjusted Net Income

TiptreeInc.

($ in thousands)

	Year Ended December 31, 2021				
		Tiptree Capital			
	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$ 69,857	$ 28,407	$ 17,210	$ (50,132)	$ 65,342
Less: Income tax (benefit) expense	(18,438)	(4,882)	(1,992)	4,021	(21,291)
Less: Net realized and unrealized gains (losses)	(3,732)	(5,798)	(3,091)	–	(12,621)
Plus: Intangibles amortization [(1)]	15,329	–	–	–	15,329
Plus: Stock-based compensation	2,006	331	213	8,581	11,131
Plus: Non-recurring expenses	2,158	–	938	2,171	5,267
Plus: Non-cash fair value adjustments	–	–	(3,170)	–	(3,170)
Less: Tax on adjustments	(398)	(624)	655	4,249	3,882
Adjusted net income	$ 66,782	$ 17,434	$ 10,763	$ (31,110)	$ 63,869
Adjusted net income	$ 66,782	$ 17,434	$ 10,763	$ (31,110)	$ 63,869
Average stockholders' equity	300,820	60,433	113,717	(88,111)	386,859
Adjusted return on average equity	22.2%	28.8%	9.5%	NM%	16.5%

	Year Ended December 31, 2020				
		Tiptree Capital			
	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$ 26,948	$ 31,102	$ (61,242)	$ (35,660)	$ (38,852)
Less: Income tax (benefit) expense	(3,725)	(7,066)	13,624	10,794	13,627
Less: Net realized and unrealized gains (losses)	13,804	4,018	67,668	–	85,490
Plus: Intangibles amortization [(1)]	9,213	–	–	–	9,213
Plus: Stock-based compensation	2,287	2,482	174	3,172	8,115
Plus: Non-recurring expenses	3,418	–	624	758	4,800
Plus: Non-cash fair value adjustments	–	–	(2,141)	–	(2,141)
Less: Tax on adjustments	(8,522)	(1,958)	(14,210)	(4,131)	(28,821)
Adjusted net income	$ 43,423	$ 28,578	$ 4,497	$ (25,067)	$ 51,431
Adjusted net income	$ 43,423	$ 28,578	$ 4,497	$ (25,067)	$ 51,431
Average stockholders' equity	285,760	47,202	138,606	(79,092)	392,476
Adjusted return on average equity	15.2%	60.5%	3.2%	NM%	13.1%

	Year Ended December 31, 2019				
		Tiptree Capital			
	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes from continuing operations	$ 37,030	$ 2,959	$ 23,391	$ (34,241)	$ 29,139
Less: Income tax (benefit) expense	(8,455)	(640)	(4,457)	4,535	(9,017)
Less: Net realized and unrealized gains (losses)	(6,896)	2,056	(6,148)	–	(10,988)
Plus: Intangibles amortization [(1)]	7,510	–	–	–	7,510
Plus: Stock-based compensation	2,891	170	–	3,299	6,360
Plus: Non-recurring expenses	1,975	–	202	2,079	4,256
Plus: Non-cash fair value adjustments	–	–	(153)	–	(153)
Less: Tax on adjustments	(1,249)	(616)	1,248	1,108	491
Adjusted net income	$ 32,806	$ 3,929	$ 14,083	$ (23,220)	$ 27,598
Adjusted net income	$ 32,806	$ 3,929	$ 14,083	$ (23,220)	$ 27,598
Average stockholders' equity	266,397	32,785	161,133	(54,978)	405,337
Adjusted return on average equity	12.3%	12.0%	8.7%	NM%	6.8%

(1) Specifically associated with acquisition purchase accounting. See Note (3) Acquisitions in the December 31, 2021 Form 10-K.

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TiptreeInc. ir@tiptreeinc.com